                                                                     EXHIBIT 2.2

                            RELINQUISHMENT AGREEMENT

         This RELINQUISHMENT AGREEMENT, dated April 12, 2001, is entered into by and among DTVN Holdings, Inc., a Delaware corporation ("Parent"), Videos Intelligence, Inc., a Pennsylvania corporation and wholly-owned subsidiary of Parent ("Sub"), and the persons listed on Exhibit A hereto who become parties to this Agreement by the execution and delivery of counterpart signature pages hereto (individually, a "Holder" and collectively, the "Holders"), and Philip O'Reilly (the "Holder Representative"), as agent of the Holders.

                                  WITNESSETH:

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated April 12, 2001, by and among Parent, Sub, Video Intelligence, Inc., a Pennsylvania corporation ("Video Intelligence"), and the stockholders named
                           ------------------
therein (the "Merger Agreement"), Video Intelligence will be merged with and
              ----------------
into Sub (the "Merger"), and upon consummation of the Merger, Video Intelligence
               ------
will cease to exist and Sub will be the surviving corporation (the "Surviving
                                                                    ---------
Company");
-------

         WHEREAS, immediately prior to the Merger, the Holders own, of record and beneficially, all of the issued and outstanding shares of Video Intelligence capital stock and all of the issued and outstanding options to purchase Video Intelligence capital stock;

         WHEREAS, upon consummation of the Merger, the Holders will own shares of the common stock, par value $0.001 per share, of Parent ("Parent Common
                                                             -------------
Stock") and options to purchase shares of Parent Common Stock as set forth in
-----
the Merger Agreement;

         WHEREAS, as a condition of and in consideration for undertaking the Merger and the closing of the transactions contemplated by the Merger Agreement, each Holder has executed and delivered this Agreement; and

         WHEREAS, the parties acknowledge that Parent, in determining the purchase price for the outstanding securities of Video Intelligence pursuant to the Merger Agreement, relied on the prospects for the financial performance of the Surviving Company following the Merger, and that the provisions of this Agreement are intended to provide a mechanism for the adjustment of the purchase price in the event certain financial performance of the Surviving Company is not attained.

         NOW, THEREFORE, in consideration for undertaking the Merger and for other valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.01. Defined Terms. Each term used herein with its initial letter
            -------------
capitalized and not otherwise defined herein shall have the meaning set forth below:

      "Annual Review Period" means the period commencing on the first (1st) day
       --------------------
of the month during which the Closing Date occurred and ending on the last day of the eleventh (11th) calendar month following the month during which the Closing Date occurred.

      "Closing Date" shall mean the date on which the Merger is consummated.
       ------------

      "Conditional Date" has the meaning assigned to such term in Section 3.02.
       ----------------

      "Confidential Information" has the meaning assigned to such term in
       ------------------------
Section 5.08.

      "Covered Stock" means, for each Holder, the Option Stock and the Merger
       -------------
Stock of such Holder.

      "Determination Date" means, in respect of the applicable Review Period,
       ------------------
the earliest to occur of (a) the date on which Parent receives the Holder Representative's written approval of the Revenue Statement for such Review Period, (b) the date that is thirty (30) days after receipt by the Holder Representative of the Revenue Statement for such Review Period if Parent does not receive a proper Objection Notice from the Holder Representative with respect to such Revenue Statement within the 30-day period required herein, or
(c) if Parent does receive a proper Objection Notice from the Holder Representative with respect to such Revenue Statement within the 30-day period required herein, the earlier to occur of (i) the date on which Parent and the Holder Representative mutually agree in writing on the Surviving Company Revenue and the Total Revenue for such Review Period or (ii) the date on which a written final determination is made by the Unaffiliated Firm with respect to the Surviving Company Revenue and the Total for such Review Period as provided herein.

      "Disposition" means any sale, assignment, gift, pledge, mortgage,
       -----------
hypothecation, transfer or other disposition or encumbrance of all or any part of the rights and incidents of ownership of Common Stock, including the right to vote, and the right to possession of Common Stock as collateral for indebtedness, whether such transfer is outright or conditional, or for or without consideration.

      "Dividend Stock" has the meaning assigned to such term in Section 3.02.
       --------------

      "Final Month" means the earlier to occur of (a) the eleventh (11th)
       -----------
calendar month following the month during which the Closing Date occurred, and
(b) the calendar month immediately preceding the month during which all of the Covered Stock of each Holder is Released pursuant to any of paragraphs (a) through (e) of Section 3.03, if applicable.

      "Merger Stock" means, for each Holder, the shares of Parent Common Stock
       ------------
issued to such Holder pursuant to Section 2.02(a)(ii) of the Merger Agreement, which shares are listed opposite such Holder's name on Exhibit A hereto.

      "Objection Notice" has the meaning assigned to such term in Section 3.01.
       ----------------

      "Option" means, for each Holder, the Company Option (as defined in the
       ------
Merger Agreement) held by such Holder that was assumed by Parent and converted into an option to purchase shares of Parent Common Stock in accordance with
Section 2.04 of the Merger Agreement, which Option expires ninety (90) days after the Closing Date.

      "Option Stock" means, for each Holder, the shares of Parent Common Stock
       ------------
issued to such Holder upon exercise of his or her Option that are subject to this Agreement in accordance with Section 2.04(b) of the Merger Agreement.

      "Released" means that the subject shares of Covered Stock are released
       --------
from and no longer subject to the restrictions on transfer imposed under this Agreement and are not subject to relinquishment and transfer to the Parent pursuant to Article IV.

      "Released Fraction" means a fraction (a) the numerator of which is
       -----------------
seventy-five percent (75%) of the Surviving Company Revenue for the Annual Review Period and (b) the denominator is Four Million, Five Hundred Thousand Dollars ($4,500,000).

      "Relinquished Dividends" has the meaning assigned to such term in Section
       ----------------------
4.03.

      "Relinquished Stock" means, for each Holder, the shares of Covered Stock
       ------------------
and other securities of such Holder that are to be relinquished and transferred to Parent as provided in Section 3.02 and 3.03(f).

      "Revenue" means revenue determined in accordance with U.S. generally
       -------
accepted accounting principles applied on a basis consistent with those applied in the preparation of Parent's annual financial statements.

      "Revenue Group" means (a) the employees employed by Video Intelligence as
       -------------
of the Closing Date, (b) employees employed by the Surviving Company within thirty (30) days following the Closing Date, and (c) any persons or employees of Parent or the Surviving Company who are assigned sales or account authority for Revenue that will result from the business of the Surviving Company conducted by the persons identified in the preceding clauses (a) and (b).

      "Revenue Statement" has the meaning assigned to such term in Section 3.01.
       -----------------

      "Review Period" has the meaning set forth in Section 3.01.
       -------------

      "Stockholder Agreement" has the meaning assigned to such term in the
       ---------------------
Merger Agreement.

      "Surviving Company Revenue" means the Revenue for the applicable Review
       -------------------------
Period derived from services and deliverables of the business of the Surviving Company conducted by the Revenue Group, which shall include Revenue generated from the sales of products or services offered by Parent or the Surviving Company resulting from opportunities or customers identified by the Revenue Group to the Parent or the Surviving Company.

      "Total Revenue" means the Revenue for the applicable Review Period derived
       -------------
from services and deliverables of the combined operations of Parent, the Surviving Company and any affiliates, net of inter-company transfers or adjustments.

      "Unaffiliated Firm" has the meaning assigned to such term in Section 3.01.
       -----------------

                                   ARTICLE II
                         RESTRICTIONS ON TRANSFERABILITY

      2.01. Restrictions on Transfer. Each Holder agrees that he or she will not
            ------------------------
make any Disposition of any shares of his or her Covered Stock, expect as permitted or required pursuant to this Agreement. Any Disposition of Covered Stock by a Holder permitted hereunder shall remain subject to any restrictions on transfer of shares of Common Stock held by such Holder pursuant to his or her Stockholder Agreement or otherwise.

      2.02. Permitted Transfer. Each Holder shall be permitted to make a
            ------------------
Disposition of Covered Stock (a) under such Holder's will or pursuant to the laws of descent and distribution, or (ii) pursuant to a gift by the Stockholder to an immediate family member (i.e., a spouse, child, parent, grandparent or sibling) or a family trust for the benefit of immediate family member(s), so long as, in each case, the transferee(s) deliver to Parent and Surviving Company an executed written instrument agreeing to be bound by the terms of this Agreement as if such transferee(s) were such Holder.

      2.03. Restrictive Legends.
            -------------------

      (a) Each instrument evidencing Covered Stock shall contain or otherwise be imprinted with a suitable legend in substantially the following form:

            THE SALE OR OTHER DISPOSITION OF ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY A RELINQUISHMENT AGREEMENT, AS AMENDED FROM TIME TO TIME, AMONG CERTAIN OF THE SECURITY HOLDERS OF THIS CORPORATION AND THIS CORPORATION (THE "AGREEMENT"). A COPY OF THE AGREEMENT IS AVAILABLE FOR INSPECTION DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICE OF THIS CORPORATION.

      (b) Each Holder agrees to present the certificates representing his or her shares of

Covered Stock presently owned or hereafter acquired to the Secretary of Parent and cause the Secretary to stamp on the certificate in a prominent manner the legend set forth above.

      (c) From and after the time that any shares of Covered Stock are Released, Parent shall promptly deliver, upon receipt of each certificate representing such shares of Released Covered Stock, to the holder of such certificate, a certificate representing such shares of Released Covered Stock without the legend set forth above.

      2.04. Stop Transfer Instructions. Parent is hereby authorized to place
            --------------------------
"stop transfer" instructions on its records or with any transfer agent to prevent the Disposition of shares of Covered Stock other than in conformity with this Agreement.

      2.05. No Disposition of Options. Nothing in this Agreement shall be
            -------------------------
construed to permit the Disposition of any Option that is by its terms not transferable.

                                   ARTICLE III
                            RELEASE OF COVERED STOCK

      3.01. Determination of Revenue. Within sixty (60) days after each calendar
            ------------------------
month following the Closing Date, up to and including the Final Month, Parent shall, or shall cause the Surviving Company to, prepare and deliver to the Holder Representative a written statement (each, a "Revenue Statement") setting
                                                    -----------------
forth the Surviving Company Revenue and the Total Revenue for the period commencing on the Closing Date and ending on the last day of such calendar month (each such period is referred to herein as a "Review Period"). Parent shall give
                                              -------------
the Holder Representative reasonable access during normal business hours to all of the workpapers generated by Parent or the Surviving Company in connection with the preparation of such Revenue Statement. Within thirty (30) days after receipt of each Revenue Statement, the Holder Representative shall provide written notice to Parent that either (a) such Revenue Statement is acceptable or
(b) the Holder Representative objects to the Revenue Statement, identifying which specific items that the Holder Representative objects to and the basis for such objection in reasonable detail (an "Objection Notice"). If the Holder
                                         ----------------
Representative approves in writing a Revenue Statement or fails to deliver to Parent a proper Objection Notice with respect to a Revenue Statement within the required 30-day period, such Revenue Statement shall be deemed final and the Surviving Company Revenue and the Total Revenue set forth in such Revenue Statement shall be deemed the Surviving Company Revenue and the Total Revenue, respectively, for the applicable Review Period for purposes of this Agreement. If Parent receives a proper Objection Notice to a Revenue Statement within the required 30-day period, then Parent and the Holder Representative shall use good faith efforts for ten (10) days thereafter to resolve such dispute. The parties hereto agree that, if Parent and the Holder Representative fail to resolve such dispute within such ten-day period, a nationally recognized accounting firm, independent of Parent, Surviving Company and the Holders, mutually acceptable to Parent and the Holder Representative (the "Unaffiliated Firm"), shall be
                                           -----------------
retained to review such Revenue Statement and the items to which the Holder Representative objected and make a determination with respect to the disputed items to arrive at the Surviving Company Revenue and Total Revenue for the applicable Review Period, which determination by the Unaffiliated Firm shall be final and binding upon the parties for purposes of this Agreement. Parent and the Holder Representative shall furnish to the Unaffiliated Firm such workpapers and information relating to the disputed items as the Unaffiliated Firm may reasonably request and are available to Parent or the Holder Representative, as the case may be. The costs of the Unaffiliated Firm shall be borne one-half by Parent and one-half by the Holders.

      3.02. Delay in Determination Date for Annual Review Period. In the event
            ----------------------------------------------------
that Parent prepares a Revenue Statement for the Annual Review Period and the Determination Date for the Annual Review Period had not occurred on or before ninety (90) days after the last day of the Annual Review Period (the "Conditional Date"), then any and all dividends or distributions received by
 ----------------
each Holder after the Conditional Date in respect of shares of Covered Stock of such Holder that are in the form of securities (the "Dividend Stock") shall be
                                                     --------------
subject to the provisions of Article II of this Agreement as if such securities were Covered Stock. Any and all Dividend Stock received by each Holder in respect of his or her Relinquished Stock (regardless of whether the determination of what constitutes Relinquished Stock is made prior to or after the date the dividend(s) or distribution(s) of such Dividend Stock was declared or paid) shall automatically constitute Relinquished Stock of such Holder and shall be relinquished and transferred to Parent Agreement in accordance with
Article IV. Any and all Dividend Stock that does not constitute Relinquished Stock shall, on the Determination Date for the Annual Review Period, be Released.

      3.03. Release of Covered Stock. Shares of Covered Stock shall be Released
            ------------------------
only in accordance with the following terms and conditions:

      (a) In the event that the Surviving Company Revenue for a Review Period (including the Annual Review Period) is equal to or greater than Four Million, Five Hundred Thousand Dollars ($4,500,000), then, on the Determination Date for such Review Period, all of the shares of Covered Stock for each Holder shall be Released.

      (b) In the event that Total Revenue for a Review Period is equal to or greater than Forty-Five Million Dollars ($45,000,000) then, on the Determination Date for such Review Period, all of the shares of Covered Stock for each Holder shall be Released.

      (c) In the event that during the Annual Review Period, the average per share last transaction price of Parent Common Stock for any ten (10) day trading period is equal to or greater than $2.00, adjusted for any splits or other changes in the number of issued and outstanding shares of Parent Common Stock after the Closing Date, then, on first day after such ten (10) day trading period, all of the shares of Covered Stock held by each Holder shall be Released.

      (d) In the event that during the Annual Review Period, Parent shall receive or have access to upon terms and conditions satisfactory to Parent, additional capital from any source (other than funds received upon the exercise of the Options or other options issued under stock incentive plans) equal to or greater than, in the aggregate, Fifteen Million Dollars ($15,000,000), then, on the closing of transaction that gives rise to satisfying the condition set forth in this paragraph (e), all of the shares of Covered Stock for each Holder shall be Released.

      (e) In the event that during the Annual Review Period, Parent sells, transfers or disposes of all or substantially all of its assets or more than fifty percent (50%) of its issued and outstanding Parent Common Stock is acquired by a third party as part of a proposed sale or merger of Parent, then on the closing of either such transaction, all of the shares of Covered Stock for each Holder shall be Released.

      (f) In the event that all of the shares of Covered Stock for each Holder are not released pursuant to any of the preceding paragraphs (a) through (e), then, on the Determination Date for the Annual Review Period, for each Holder, the number of shares of Covered Stock of such Holder equal to the Release Fraction multiplied by the total number of shares of Covered Stock of such Holder (rounded up to the nearest whole share) shall be Released in the priority set forth in Section 3.04, and the balance of the shares of Covered Stock of such Holder shall be relinquished and transferred to Parent in accordance with
Article IV.

      3.04. Priority Upon Partial Release of Covered Stock. In the event that a
            ----------------------------------------------
portion, and not all, of the shares of Covered Stock for a Holder are Released pursuant to Section 3.03, Option Stock of such Holder, if any, shall be Released first, and the balance of shares to be Released, if any, shall be Merger Stock of such Holder.

                                   ARTICLE IV
                         RELINQUISHMENT OF COVERED STOCK

      4.01. Transfer of Relinquished Stock to Parent. In the event shares of
            ----------------------------------------
Covered Stock are to be relinquished to Parent pursuant to Section 3.03(f), then, on and as of the Determination Date for the Annual Review Period, each Holder hereby relinquishes, transfers and assigns to Parent all of such Holder's right, title and interest in and to his or her Relinquished Stock, for no valuable consideration, as a refund of consideration previously received by such Holder in connection with the Merger pursuant to the Merger Agreement (which shall be treated as an adjustment to the purchase price paid by Parent pursuant to the Merger Agreement). As soon as practicable, but in no event more than twenty (20) business days, after the Determination Date for the Annual Review Period, each Holder shall present at the principal executive offices of Parent, or such other location or to such other person as Parent shall specify, the certificate(s) representing such Holder's Relinquished Stock, with all necessary transfer tax and other revenue stamps affixed and canceled and accompanied by a duly executed stock transfer form, in form and substance reasonably acceptable Parent, certified as follows: "It is hereby certified that this instrument is a conveyance or transfer on occasion, not being a sale or mortgage." Parent shall have no obligation to tender to any Holder any consideration in exchange for the transfer of the Relinquished Shares to Parent.

      4.02. Failure to Deliver Certificates to Parent. If a fails or refuses to
            -----------------------------------------
deliver on a timely basis certificate(s) representing his or her Relinquished Stock and a duly executed and certified transfer form as required pursuant to
Section 4.01, Parent may immediately take such action as is appropriate to transfer record title of such Relinquished Stock from such Holder to Parent and cancel the outstanding certificate(s) representing such Relinquished Stock.

      4.03. Transfer of Relinquished Dividends to Parent. In the event that a
            --------------------------------------------
Holder receives dividends or distributions after the Conditional Date in respect of his or her Relinquished Stock (regardless of whether the determination of what constitutes Relinquished Stock is made prior to or after the date the such dividend(s) or distribution(s) were declared or paid) that are in a form other than securities (the "Relinquished Dividends"), then, on and as of the
                      ----------------------
Determination Date for the Annual Review Period, such Holder hereby relinquishes, transfers and assigns to Parent all of such Holder's right, title and interest in and to his or her Relinquished Dividends, for no valuable consideration, as a refund of consideration previously received by such Holder in connection with the Merger pursuant to the Merger Agreement (which shall be treated as an adjustment to the purchase price paid by Parent pursuant to the Merger Agreement). As soon as practicable, but in no event more than twenty (20) business days, after the Determination Date for the Annual Review Period, each Holder shall deliver or pay to Parent his or her Relinquished Dividends. Parent shall have no obligation to tender to any Holder any consideration in exchange for the transfer of the Relinquished Dividends to Parent.

      4.04. Proxy and Power of Attorney. Each Holder hereby irrevocably makes,
            ---------------------------
constitutes and appoints Parent, and Parent's designee, to act as his or her proxy and attorney-in-fact, in the name of and in the place and stead of such Holder, for the purpose of executing such stock transfer forms and such other documents and instruments as may be necessary or desirable, as determined by Parent, to transfer Relinquished Stock and Relinquished Dividends to Parent and otherwise effectuate the transactions contemplated by this Article IV. This irrevocable proxy and power of attorney are given to Parent in consideration of and to carry out the terms of this Agreement. This proxy and power of attorney are coupled with an interest and shall not be revocable or revoked by any Holder for any reason.

      4.05. Representations and Warranties. Each Holder represents, warrants and
            ------------------------------
covenants to Parent that good and marketable title to his or her Relinquished Stock and Relinquished Dividends shall be transferred to Parent in accordance with Section 4.01 and 4.03, respectively, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or shareholders' agreements.

      4.04. Reimbursement of Option Exercise Price. In the event that any shares
            --------------------------------------
of a Holder's Option Stock constitutes Relinquished Stock, then, upon receipt of
(a) the certificate(s) and a duly executed and certified transfer form as required pursuant to Section 4.01 for all of such Holder's Relinquished Stock and (b) any and all of such Holder's Relinquished Dividends, Parent shall reimburse to such Holder, without interest, an amount equal to the exercise price received by Parent for such Option Stock so relinquished.

                                    ARTICLE V
                                  MISCELLANEOUS

      5.01. Ownership Rights. Except as otherwise restricted pursuant to this
            ----------------
Agreement, each Holder shall be entitled to exercise all of such Holder's rights with respect to his or her Covered Stock, including, without limitation, any voting rights appurtenant thereto and the right to receive dividends and distributions with respect to such Covered Stock. No Holder shall be required to relinquish or transfer to Parent any dividends or distributions received with respect to his or her Covered Stock, except as expressly set forth herein.

      5.02. Termination of Members of the Revenue Group. During the period
            -------------------------------------------
commencing on the Closing Date through and including the Final Month, neither Parent nor the Surviving Company may (directly or indirectly) (a) terminate any member of the Revenue Group or (b) reassign any member of the Revenue Group who is an employee of the Surviving Company to a position outside the control of the Holder Representative, without the consent of the Holder Representative, unless the Holder Representative is entitled to replace such employee or contractor, which replacement employee or contractor shall be compensated at a rate equal to or less than the compensation rate of the terminated or reassigned employee or contractor.

      5.03. Appointment of Holder Representative as Agent for Holders. Each
            ---------------------------------------------------------
Holder hereby appoints the Holder Representative as its true and lawful agent with respect to this Agreement. Each and every action taken or not taken, thing done or not done and document, instrument and agreement executed by the Holder Representative as contemplated herein (including, without limitation, receipt of Revenue Statements and notices, approving Revenue Statements, giving or not giving Objection Notices, and settling disputes regarding Revenue Statements) shall be as the agent of the Holders on behalf of the Holders and shall be binding upon the Holders. Parent and the Surviving Company may conclusively presume and rely upon the fact that each and every action taken or not taken, thing done or not done and document, instrument and agreement executed by the Holder Representative as agent for the Holders is authorized, regular, and binding upon the Holders, without further need for inquiry.

      5.04. Original Agreement at Parent's Principal Office. An original copy of
            -----------------------------------------------
this Agreement, duly executed by each of the parties hereto, shall be delivered to the Secretary of Parent and maintained at Parent's principal executive offices and made available for inspection by any person requesting it.

      5.05. Dollars and Conversion. All references to "dollars" or "$" in this
            ----------------------
Agreement are to U.S. dollars. Conversions of amounts into U.S. dollars for the purposes of this Agreement shall be based upon the noon buying rate in New York City for cable transfers in foreign currencies, as certified for customs purposes by the Federal Reserve Bank of New York, as of the last day immediately preceding the date of such conversion for which such rate is available.

      5.06. No Partnership, No Service Provider. The parties hereto understand
            -----------------------------------
and agree that the sole legal relationship being created by this Agreement and the Merger Agreement is that of an independent purchaser of the outstanding capital stock of Video Intelligence and a willing seller of such capital stock, and that the provisions of this Agreement and the Merger Agreement shall be treated as an adjustment to the purchase price of the acquired shares of Video Intelligence capital stock to the maximum extent permitted by law. Nothing contained herein or in the Merger Agreement shall create or be deemed or construed to create a constructive partnership, joint venture or other undertaking among the parties hereto or an employment, independent contractor or other service provider relationship among the parties hereto.

      5.07. Withholding Taxes. Notwithstanding anything contained herein to the
            -----------------
contrary, if (a) Parent in its discretion determines, for itself or on behalf of Surviving Company, that Parent or Surviving Company is obligated to withhold any tax in connection with the acquisition of the outstanding capital stock of Video Intelligence, or in connection with the transfer of, or the lapse of restrictions on, any of the Covered Stock, or (b) it is otherwise determined by a court or by administrative action that Parent or Surviving Company is obligated to withhold any tax in connection with the acquisition of the outstanding capital stock of Video Intelligence, or in connection with the transfer of, or the lapse of restrictions on, any of the Covered Stock, each Holder hereby agrees that either Parent or Surviving Company, as the case may be, may withhold from such Holder's wages or other remuneration the appropriate amount of tax. The amount required to be withheld may be withheld in cash from such wages or other remuneration. Each Holder further agrees, if applicable, that, if Parent or Surviving Company, as the case may be, does not withhold an amount from such Holder's wages or other remuneration sufficient to satisfy the withholding obligation of Parent or Surviving Company, such Holder will make reimbursement on demand, in cash, for the amount underwithheld together with any interest, penalties, additions to tax and similar items imposed or incurred with respect thereto. Furthermore, each Holder agrees that it will indemnify and hold harmless Parent and Surviving Company, as the case may be, from and against any liability, including, without limitation, taxes, interest, penalties, additions to tax and other similar charges, fees and assessments if any such amounts are subject to the employment tax provisions of any tax law.

      5.08. Confidentiality. Each Holder agrees that any information provided
            ---------------
hereunder to such Holder or his or her agent relating to Parent or the Surviving Company and their affiliates (the "Confidential Information") shall be treated
                                   ------------------------
as confidential and secret and that the Holder, without the prior written consent of Parent, shall not disclose Confidential Information to any Person, except as permitted herein. Notwithstanding the foregoing, this Section shall not prevent the Holder from disclosing Confidential Information if and to the extent: (a) required to do so by law or any court, governmental or regulatory authority; provided that the Holder exercises reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information disclosed; provided further that, if feasible, the Holder shall give prior notice to Parent of such required disclosure and, if so requested by Parent, shall use all reasonable efforts to assist Parent's efforts to oppose the requested disclosure; or (b) Confidential Information was in the public domain at the time of disclosure to the Holder or has come into the public domain other than as a breach of the confidentiality provisions contained in this Section. Each Holder shall not use the Confidential Information other than as is necessary for purposes of this Agreement. Each Holder acknowledges that he or she is aware of the restrictions imposed by federal and state securities laws on the purchase or sale of securities by any person who has received material, non-public information directly or indirectly from the issuer of such securities, which may include certain portions of the Confidential Information, and on the communication of such information to any other person.

      5.09. Notices. Whenever this Agreement requires or permits any consent,
            -------
notice, request, or demand from one party to another, the consent, notice, request, or demand must be in writing to be effective and delivered in person or sent by reputable express courier, facsimile, or registered or certified mail, return receipt requested, in each case addressed (or faxed) as indicated below. Any such written communication shall be deemed to be delivered, issued, given, received and sent (a) if delivered in person, when actually received by the person to whom notice is sent (with signed confirmation of receipt), (b) if delivered by reputable express courier service, when actually received by the person to whom notice is sent, (c) if delivered by facsimile, on the day sent if transmitted (with confirmation of receipt) during normal business hours of the recipient, or if not transmitted during normal business hours, on the first business day following the day transmitted (with confirmation of receipt), or
(d) if delivered by registered or certified mail (whether actually received or not), at the close of business on the fifth business day following the day when placed in the mail, postage prepaid. A copy of all communications of a party sent by facsimile shall be sent by registered, certified or first class mail, or by courier service to the other party; provided that failure to so confirm such facsimile communication shall not invalidate the communication given by facsimile. Each party may change its, his or her address and facsimile number for notice by giving written notice of such change to the other parties in the manner provided in this Section.

         If to Parent or
          Surviving Company:        DTVN Holdings, Inc.
                                    635 West Campbell Road, Suite 130
                                    Richardson, Texas 75080
                                    Attention:  Michael G. Donohoe,
                                                General Counsel
                                    Facsimile: (972) 783-2573

         If to a Holder or
           Holder Representative:   Philip O'Reilly
                                    12 Stanton Avenue
                                    West Chester, PA 19382
                                    Facsimile: (610) 738-4802

      5.10. Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE
            -------------
PARTIES UNDER OR PURSUANT TO THIS AGREEMENT, SHALL BE INTERPRETED AND CONSTRUED ACCORDING TO THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO THE APPLICATION OF CHOICE OF LAW RULES OF TEXAS OR ANY OTHER JURISDICTION THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION).

      5.11. Jurisdiction. Each Holder irrevocably and unconditionally submits to
            ------------
the exclusive jurisdiction of any State or Federal court sitting in Dallas, Texas over any suit, action or proceeding arising out of or relating to this Agreement. Each Holder irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each Holder agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such Holder and may be enforced in any other courts having jurisdiction over such Holder. Each Holder agrees that he or she will not bring a suit, action or proceeding in respect of this Agreement in any other jurisdiction than as aforesaid.

      5.12. Remedies. Each Holder acknowledges that a remedy at law for any
            --------
breach or attempted breach of this Agreement will be inadequate, agrees that Parent and Sub shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

      5.13. No Waiver. No delay, failure or refusal on the part of Parent or Sub
            ---------
to exercise or enforce any right under this Agreement shall impair such right or be construed as a waiver of such right or any obligation of the Holder, nor shall any single or partial exercise of any right hereunder preclude other or further exercise of any right. The failure of Parent or Sub to give notice to the Holders of any breach of this Agreement shall not constitute a waiver thereof. Any waiver of any obligation or right hereunder shall not constitute a waiver of any other obligation or right, then existing or arising in the future. To be effective, a waiver of any obligation or right must be in writing and signed by (a) Parent, if Parent is the party waiving such obligation or right on behalf of itself and Sub, or (b) Holders holding a majority of the voting power of the Covered Stock of all the Holders, if Holders are waiving such obligation or right, and any such waiver shall be binding upon all of the Holders.

      5.14. Severability. If any provision of this Agreement is held to be
            ------------
illegal, invalid or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      5.15. Assignment; Successors and Assigns. Neither this Agreement nor any
            ----------------------------------
rights hereunder may be assigned by any Holder without the prior written consent of Parent, which consent may be withheld in the exercise of Parent's sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, successors and assigns.

      5.16. Entire Agreement; Amendment. This Agreement, the Merger Agreement
            ---------------------------
and the agreements contemplated hereby and thereby constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings and discussions relating to such subject matter. No amendment, modification or termination of any provision of this Agreement shall be valid unless in a subsequent writing and signed by (a) Parent and (b) Holders holding a majority of the voting power of the Covered Stock of all the Holders, and any such amendment, modification or termination shall be binding on all parties hereto; provided that the consent of a party shall not be required for any amendment, modification or termination of any provision of this Agreement if such party is not adversely affected thereby.

      5.17  Section Headings; Pronouns. The section and paragraph headings
            --------------------------
contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa

      5.18. Execution in Counterparts. This Agreement may be executed in any
            -------------------------
number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    DTVN HOLDINGS, INC.



                                    By:  /s/ Hugh Simpson
                                       -----------------------------------------
                                          Hugh Simpson,
                                          Chief Executive Officer and President


                                    VIDEOS INTELLIGENT, INC.



                                    By:  /s/ Hugh Simpson
                                       -----------------------------------------
                                          Hugh Simpson,
                                          Chief Executive Officer and President


                                     /s/ Philip O'Reilly
                                    --------------------------------------------
                                    Philip O'Reilly,
                                    as Holder Representative

                                    HOLDER:



                                    /s/ Philip O'Reilly
                                    -------------------
                                    Philip O'Reilly



STATE OF                         (S)
         -----------------------
                                 (S)
COUNTY OF
          ---------------------- (S)

     This instrument was acknowledged before me on this 12th day of April, 2001, by Philip O'Reilly.



[Notary Seal]

                          -------------------------------------------------
                          Notary Public in and for the State of ___________


                          -------------------------------------------------
                          Printed Name of Notary Public



My Commission Expires:
                       --------------

                                    HOLDER:



                                    /s/ Bruce Hawkins
                                    -----------------
                                    Bruce Hawkins



STATE OF                         (S)
         -----------------------
                                 (S)
COUNTY OF
          ---------------------- (S)

              This instrument was acknowledged before me on this _____ day of April, 2001, by Bruce Hawkins.




[Notary Seal]

                          -------------------------------------------------
                          Notary Public in and for the State of ___________


                          -------------------------------------------------
                          Printed Name of Notary Public



My Commission Expires:
                       --------------

                                    HOLDER:



                                    /s/ Joy Thompson
                                    ----------------
                                    Joy Thompson



STATE OF                         (S)
         -----------------------
                                 (S)
COUNTY OF
          ---------------------- (S)

              This instrument was acknowledged before me on this _____ day of April, 2001, by Joy Thompson.



[Notary Seal]

                          -------------------------------------------------
                          Notary Public in and for the State of ___________


                          -------------------------------------------------
                          Printed Name of Notary Public



My Commission Expires:
                       --------------

                                    HOLDER:



                                    /s/ Bryan Morriss
                                    -----------------
                                    Bryan Morriss



STATE OF                         (S)
         -----------------------
                                 (S)
COUNTY OF
          ---------------------- (S)

              This instrument was acknowledged before me on this _____ day of April, 2001, by Bryan Morriss.



[Notary Seal]

                          -------------------------------------------------
                          Notary Public in and for the State of ___________


                          -------------------------------------------------
                          Printed Name of Notary Public



My Commission Expires:
                       --------------

                                    HOLDER:



                                    /s/ Scott Winterstein
                                    ---------------------
                                    Scott Winterstein



STATE OF                         (S)
         -----------------------
                                 (S)
COUNTY OF
          ---------------------- (S)

              This instrument was acknowledged before me on this _____ day of April, 2001, by Scott Winterstein.



[Notary Seal]

                          -------------------------------------------------
                          Notary Public in and for the State of ___________


                          -------------------------------------------------
                          Printed Name of Notary Public



My Commission Expires:
                       --------------

                                    HOLDER:



                                    /s/ Joe Yapsuga
                                    ---------------
                                    Joe Yapsuga



STATE OF PA          (S)
         ----------
                     (S)
COUNTY OF Allegheny
          ---------  (S)

              This instrument was acknowledged before me on this 11th day of
                                                                 ----
April, 2001, by Joe Yapsuga.



[Notary Seal]
                          /s/ EUGENE C. LODOVICO
                          -------------------------------------------------
                          Notary Public in and for the State of  PA
                                                                -----------

                          Eugene C. Lodovico
                          -------------------------------------------------
                          Printed Name of Notary Public



My Commission Expires: 7-23-2001
                       --------------

                                    HOLDER:



                                    /s/ Roger Vergin
                                    ----------------
                                    Roger Vergin



STATE OF MINNESOTA  (S)
         ---------
                    (S)

COUNTY OF Crow Wing (S)
          ---------

              This instrument was acknowledged before me on this 11th day of
                                                                 ----
April, 2001, by Roger Vergin.



[Notary Seal]
                          /s/ RUSS HALE
                          -------------------------------------------------
                          Notary Public in and for the State of MINN
                                                                -----------

                          Russ Hale
                          -------------------------------------------------
                          Printed Name of Notary Public



My Commission Expires: 1-31-05
                       --------------

                                    HOLDER:



                                    /s/ Michael A. West
                                    -------------------
                                    Michael A. West


STATE OF                         (S)
         -----------------------
                                 (S)
COUNTY OF
          ---------------------- (S)

              This instrument was acknowledged before me on this _____ day of April, 2001, by Michael A. West.



[Notary Seal]

                          -------------------------------------------------
                          Notary Public in and for the State of ___________


                          -------------------------------------------------
                          Printed Name of Notary Public



My Commission Expires:
                       --------------

                                    HOLDER:



                                    /s/ Robert Harris
                                    -----------------
                                    Robert Harris



STATE OF PENNSYLVANIA  (S)
         ------------
                       (S)

COUNTY OF BUCKS        (S)
          -----------

              This instrument was acknowledged before me on this 11th day of
                                                                 ----
April, 2001, by Robert Harris.



[Notary Seal]
                          /s/ Barry Weidner
                          -------------------------------------------------
                          Notary Public in and for the State of PENNSYLVANIA
                                                                ------------

                          BARRY L. WEIDNER
                          -------------------------------------------------
                          Printed Name of Notary Public



My Commission Expires: DEC 9, 2002
                       --------------

                                    EXHIBIT A
                                    ---------

                           To Relinquishment Agreement

                                                           Number of
                                 Number of                 Shares of Option
                                 Shares of                 Stock (upon full
      Holders                    Merger Stock              exercise of Options)
      -------                    ------------              --------------------

      Philip O'Reilly            1,970,339                 4,149
      Bruce Hawkins              138,250                   276,600
      Joy Thompson               13,825                    19,362
      Bryan Morriss              55,300                    110,640
      Scott Winterstein          1,106                     0
      Joe Yapsuga                51,152                    0
      Michal West                553                       830
      Roger Vergin               299,726                   0
      Robert Harris              0                         16,596